Exhibit 4.1

Execution Version

PROLOGIS, L.P.

as Issuer,

PROLOGIS, INC.,

as Parent,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of November 3, 2022

Canadian Dollar-Denominated

Debt Securities

NINTH SUPPLEMENTAL INDENTURE

NINTH SUPPLEMENTAL INDENTURE, dated as of November 3, 2022 (this “Ninth Supplemental Indenture”), by and among PROLOGIS, L.P., a Delaware limited partnership (hereinafter called the “Company”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111, PROLOGIS, INC., a Maryland corporation (hereinafter called the “Parent”), having its principal office at Pier 1, Bay 1, San Francisco, California 94111, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, having its Corporate Trust Office at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, as trustee under the Base Indenture (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company, the Parent and the Trustee have heretofore entered into an Indenture, dated as of June 8, 2011, as amended by a Fifth Supplemental Indenture, dated as of August 15, 2013, (as so supplemented hereinafter called the “Base Indenture”), providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsubordinated indebtedness (the “Securities”);

WHEREAS, Section 201 of the Base Indenture provides that the Registered Securities, if any, shall be in substantially the forms as shall be established in or pursuant to one or more indentures supplemental to the Base Indenture;

WHEREAS, Section 301 of the Base Indenture provides that various terms of, and provisions applicable to, unissued Securities may be established by the Company in or pursuant to one or more indentures supplemental to the Base Indenture or Board Resolutions;

WHEREAS, Section 901(5) of the Base Indenture permits the Company, the applicable Guarantors and the Trustee to enter into a supplemental indenture, without the consent of the Holders of any Securities, to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities;

WHEREAS, Section 901(7) of the Base Indenture permits the Company, the applicable Guarantors and the Trustee to enter into a supplemental indenture, without the consent of the Holders of any Securities, to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture;

WHEREAS, the Company desires to issue and sell from time to time pursuant to the Base Indenture one or more series of Canadian dollar-denominated Securities, the principal of, and premium or Redemption Price, if any, and interest on, which shall be payable in Canadian Dollars (as defined below) (the “CAD Notes”);

WHEREAS, the Company and the Parent desire to amend and supplement the Base Indenture in accordance with its terms to facilitate the issuance from time to time of the CAD Notes; and

WHEREAS, all things necessary to make the Base Indenture, as hereby amended and modified, a valid agreement of the Company and the Parent, in accordance with its terms, have been done.

NOW, THEREFORE, THIS NINTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company, the Parent and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of CAD Notes of any series issued on or after the date of this Ninth Supplemental Indenture, as follows:

ARTICLE I

DEFINITIONS, CREATION, FORMS AND TERMS AND CONDITIONS
OF THE CAD NOTES

SECTION 1.01     Definitions. Capitalized terms used in this Ninth Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Base Indenture. Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein. All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Ninth Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Ninth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“Agency Agreement” means any agreement under which the Company appoints an agent pursuant to any series of CAD Notes.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in The Cities of New York, Los Angeles, California or Toronto, Ontario, or place of payment, are authorized or required by law, regulation or executive order to close.

“CAD” or “C$” means the lawful currency of Canada.

“CAD Notes” has the meaning set forth in the Recitals of this Ninth Supplemental Indenture.

“CDS” means CDS Clearing and Depository Services Inc.

“Certificated CAD Notes” has the meaning set forth in Article II.

“Code” has the meaning set forth in Section 5.12.

“Company” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business relating to the Indenture shall be principally administered, which office at the date hereof is located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071.

“Corporate Trust Office of the Paying Agent” means, initially, the office of BNY Trust Company of Canada, located at 1 York Street, 6th Floor, Toronto, Ontario, M5J 0B6.

“FATCA” has the meaning set forth in Section 5.14.

“FATCA Withholding Tax” has the meaning set forth in Section 5.12.

“Global CAD Note” means a permanent fully-registered global CAD Note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

“Indenture” means the Base Indenture, as further amended by this Ninth Supplemental Indenture.

“Parent” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

“Trustee” has the meaning set forth in the first paragraph of this Ninth Supplemental Indenture.

“U.S. Dollar” or “$” means the lawful currency of the United States of America.

“United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof).

“United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

SECTION 1.02     Form of the CAD Notes. CAD Notes of any series shall be issued in the form of one or more Global CAD Notes, duly executed by the Company and authenticated by the Trustee or an Authenticating Agent as appointed pursuant to Section 611 of the Base Indenture, as amended by Section 4.01 of this Ninth Supplemental Indenture, without the necessity of the reproduction thereon of the corporate seal of the General Partner, which shall be deposited with, or on behalf of, CDS and shall be registered in the name of CDS & Co., as nominee of CDS. Unless otherwise specified in accordance with Section 301 of the Base Indenture, the CAD Notes of any series shall be substantially in the form of Exhibit A attached hereto. So long as CDS or its nominee is the registered owner of a Global CAD Note, CDS or its nominee, as the case may be, shall be considered the sole owner or Holder of the CAD Notes represented by such Global CAD Notes for all purposes under the Indenture.

SECTION 1.03     Registration and Form. The CAD Notes of any series shall be issuable as Registered Securities as provided in Section 1.02 of this Ninth Supplemental Indenture without coupons. The CAD Notes of any series shall be issued and may be transferred only in minimum denominations of C$2,000 and integral multiples of C$1,000 in excess thereof. All payments of principal, premium or Redemption Price, if any, and interest in respect of any CAD Notes shall be made by the Company in immediately available funds.

SECTION 1.04     Payments Falling on a Business Day. If any interest payment date, maturity date or earlier redemption date applicable to the CAD Notes of any series falls on a day that is not an Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that redemption date, as the case may be, until the next Business Day.

SECTION 1.05     Other Terms and Conditions. Except as expressly set forth herein, the CAD Notes of any series shall have such other terms and conditions as set forth in the Base Indenture and as established pursuant to Section 301 thereof.

ARTICLE II

TRANSFER AND EXCHANGE

SECTION 2.01     Transfer and Exchange.

(a)         Global CAD Notes shall be exchanged by the Company for one or more CAD Notes in definitive, fully registered certificated form, without coupons (the “Certificated CAD Notes”) if (i) CDS notifies the Company that it is unwilling, unable or no longer qualified to continue as common depositary for the Global CAD Notes and the Company fails to appoint a successor common depositary within 90 calendar days; (ii) the Company, at its option, notifies the Trustee and Paying Agent in writing that it elects to cause the issuance of Certificated CAD Notes; or (iii) there has occurred and is continuing an Event of Default with respect to the CAD Notes. Whenever a Global CAD Note is exchanged for one or more Certificated CAD Notes, it shall be surrendered by the Holder of such Note thereof to the Trustee and cancelled by the Trustee. All Certificated CAD Notes issued in exchange for a Global CAD Note, a beneficial interest therein or a portion thereof shall be registered in the names, and issued in any approved denominations, requested by or on behalf of CDS (in accordance with its customary procedures).

(b)         Any Holder of a Global CAD Note shall, by acceptance of such Global CAD Note, agree that transfers of beneficial interests in such Global CAD Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that, subject to Section 2.01(a), ownership of a beneficial interest in the CAD Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global CAD Note shall be limited to transfers in whole and not in part, to CDS, its successors and their respective nominees. Interests of beneficial owners in a Global CAD Note shall be transferred in accordance with the rules and procedures of CDS, its successors and their respective nominees.

(c)         Payments (including principal, premium or Redemption Price, if any, and interest) and transfers with respect to Certificated CAD Notes shall be executed at the office or agency maintained for such purpose in Toronto, Ontario (initially the Corporate Trust Office of the Paying Agent) or, at the Company’s option, by check mailed to the Holders of such Certificated CAD Notes at the respective addresses set forth in the Security Registrar, provided that all payments (including principal, premium or redemption price, if any, and interest) on Certificated CAD Notes, for which the Holders thereof have given wire transfer instructions, shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. No service charge shall be made for any registration of transfer, other than payment of a sum sufficient to cover any tax or governmental charge, if any, payable in connection with that registration.

ARTICLE III

PAYING AGENT, TRANSFER AGENT, AUTHENTICATING AGENT
AND SECURITY REGISTRAR

SECTION 3.01     Appointment of Paying Agent, Transfer Agent and Security Registrar. For the CAD Notes of any series, the Paying Agent and Transfer Agent shall initially be BNY Trust Company of Canada. The Company hereby initially designates the Corporate Trust Office of such Paying Agent as the office to be maintained by it where CAD Notes of any series may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Company in respect of the CAD Notes of any series or the Indenture may be served. The Security Registrar for the CAD Notes of any series shall initially be BNY Trust Company of Canada for the purposes of Section 1002 of the Indenture. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent, Transfer Agent or Security Registrar for the CAD Notes of any series, to appoint additional or other Paying Agents, Transfer Agents or Security Registrars for any series of CAD Notes and to approve any change in the office through which any Paying Agent, Transfer Agent or Security Registrar for the CAD Notes of any series acts.

SECTION 3.02     Appointment of Authenticating Agent. For the CAD Notes of any series, at the Company’s request and direction (given by its signature below), the Trustee hereby appoints BNY Trust Company of Canada as an Authenticating Agent pursuant to Section 611 of the Base Indenture, as amended by Section 4.01 of this Ninth Supplemental Indenture. The Trustee reserves the right at any time to vary or terminate the appointment of any Authenticating Agent for the CAD Notes of any series and to appoint additional or other Authenticating Agents for any series of CAD Notes.

SECTION 3.03     Agency Agreements. In furtherance of Sections 3.01 and 3.02, the Trustee is hereby authorized and directed to execute and deliver one or more Agency Agreements among the Company, the Paying Agent, Transfer Agent, Authenticating Agent and Security Registrar and the Trustee with respect to one or more series of the CAD Notes, including but not limited to that certain Sub-Paying Agency Agreement between the Company, U.S. Bank Trust Company, National Association, in its capacity as principal Paying Agent under the Indenture, and BNY Trust Company of Canada, dated as of the date hereof, appointing BNY Trust Company of Canada as Paying Agent, Transfer Agent, Security Registrar, and Authenticating Agent.

ARTICLE IV

AMENDMENTS TO BASE INDENTURE

SECTION 4.01     Amendments. For the CAD Notes of any series,

(a)          the first paragraph of Section 611 of the Base Indenture is hereby deleted and replaced in its entirety with the following:

At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b)          whenever reference is made in the Indenture to delivery of a notice by the Trustee to Holders of CAD Notes, such notice shall, at the request of the Company, be issued by the Trustee to the Paying Agent, and the delivery of such notice from the Paying Agent to Holders of CAD Notes shall be governed by the provisions of any Agency Agreement applicable to such series of CAD Notes.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.01     Ratification of Base Indenture. Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the CAD Notes of any series and this Ninth Supplemental Indenture.

SECTION 5.02     Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Ninth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 5.03     Successors and Assigns. All the covenants, stipulations, promises and agreements of the Company, the Parent and the Trustee contained in this Ninth Supplemental Indenture shall bind their respective successors and assigns whether so expressed or not.

SECTION 5.04     Official Acts by Successor Corporation. Any act or proceeding by any provision of this Ninth Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company, the Parent or the Trustee shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or entity that shall at the time be the lawful sole successor of the Company, the Parent or the Trustee, respectively.

SECTION 5.05     Separability Clause. In case any one or more of the provisions contained in this Ninth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.06     Governing Law. THIS NINTH SUPPLEMENTAL INDENTURE, AND EACH CAD NOTE AND ANY GUARANTEE THEREOF SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.

SECTION 5.07     Waiver of Jury Trial. EACH OF THE COMPANY, THE PARENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NINTH SUPPLEMENTAL INDENTURE, THE CAD NOTES, ANY GUARANTEE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 5.08     Counterparts. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 5.09     Further Instruments and Acts. Upon request of the Trustee, the Company and the Parent shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Ninth Supplemental Indenture.

SECTION 5.10     Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 5.11     Addresses for Notices, Etc. Any notice or demand which by any provision of this Ninth Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Holders of CAD Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Prologis, L.P., Pier 1, Bay 1, San Francisco, California 94111, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to U.S. Bank Trust Company, National Association, Global Corporate Trust Services, U.S. Bank Tower, 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071, Attention: Bradley Scarbrough/Prologis, L.P. The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications. Subject to Section 4.01(b) of this Ninth Supplemental Indenture, any notice or communication mailed to a Holder of CAD Notes shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Security Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder of CAD Notes or any defect in it shall not affect its sufficiency with respect to other Holders of CAD Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 5.12     Information Covenant. The Company hereby covenants with the Trustee that it shall provide the Trustee and the Paying Agent with sufficient information so as to enable the Trustee or the Paying Agent to determine whether or not the Trustee or the Paying Agent, respectively, is obliged, in respect of any payments to be made by them pursuant to the Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such required withholding or deduction, a “FATCA Withholding Tax”).

SECTION 5.13     Right to Withhold. Each of the Trustee and the Paying Agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

SECTION 5.14     Redirection Clause. If, for any reason, the Paying Agent or any other Paying Agent does not become, or ceases to be, a participating foreign financial institution or otherwise exempt from any FATCA Withholding Tax and the Company is required to deduct or withhold any amount pursuant to the Foreign Account Tax Compliance Act (“FATCA”) in respect of any payment due on the CAD Notes, then, subject to any Agency Agreement with respect to such CAD Notes, the Company shall be entitled to re-direct or reorganize any such payment in any way that it sees fit in accordance with the transaction documents in order that the payment may be made without such deduction or withholding.

SECTION 5.15     Money for Payments to be Held in Trust. The Company shall irrevocably deposit with the Paying Agent in immediately available funds, a sum sufficient to pay the principal of, and premium or Redemption Price, if any, and interest on (including the Redemption Price for), the CAD Notes of any series becoming due as provided by the provisions of any Agency Agreement applicable to such series of CAD Notes, such sum to be held by the Paying Agent in trust for the benefit of the Persons entitled to such payment and (unless the Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

[This space intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the day and year first above written.

PROLOGIS, L.P.
By: Prologis, Inc., its general partner

			By:	/s/ Timothy D. Arndt
				Name:	Timothy D. Arndt
				Title:	Chief Financial Officer

Attest:

By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Managing Director and Deputy General Counsel

PROLOGIS, Inc.

			By:	/s/ Timothy D. Arndt
				Name:	Timothy D. Arndt
				Title:	Chief Financial Officer

Attest:

By:	/s/ Deborah K. Briones
	Name:	Deborah K. Briones
	Title:	Managing Director and Deputy General Counsel

[Signature Page - Ninth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Bradley E. Scarbrough
	Name:	Bradley E. Scarbrough
	Title:	Vice President

[Signature Page - Ninth Supplemental Indenture]

Exhibit A

FORM OF GLOBAL NOTE

[FACE OF GLOBAL NOTE]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO PROLOGIS, L.P. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CDS & CO., AS NOMINEE OF CDS. UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY CDS TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO CDS OR ANOTHER NOMINEE OF CDS OR BY CDS OR A NOMINEE OF CDS TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) NOVEMBER 3, 2022 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

All references to “CAD”, “C$” and “Canadian dollars” in this Security are to the lawful currency of Canada, and all references in this Security to “U.S. dollars” and “U.S.$” are to the lawful currency of the United States of America.

REGISTERED	PRINCIPAL AMOUNT
No. [ ]	C$[ ]
ISIN No.: [ ]
CUSIP No.: [ ]

PROLOGIS, L.P.

[                  ]% NOTE DUE [     ]

PROLOGIS, L.P., a limited partnership organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CDS & CO., or registered assigns, upon presentation, the principal sum of [PRINCIPAL AMOUNT IN WORDS] Canadian dollars (C$[●]) on [●] and to pay interest on the outstanding principal amount thereon at the rate of [●]% per annum, until the entire principal hereof is paid or made available for payment. Interest shall accrue from and including [●], [●] or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, and be payable semi-annually in arrears in equal installments [(other than the first Interest Payment Date)] on [●] and [●] of each year, commencing on [●], [●]. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be [●] or [●] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on this Security will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semi-annual period, interest on this Security shall be computed on the basis of a 365-day year and the actual number of days in such interest period. If any Interest Payment Date, maturity date or earlier date of redemption falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, that maturity date or that date of redemption, as the case may be, until the next Business Day. For purposes of the Securities (as defined below), “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in The City of New York, Los Angeles, California, Toronto, Ontario, or place of payment are authorized or required by law, regulation or executive order to close. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, or premium or Redemption Price, if applicable, on, and interest on this Security shall be made at the office or agency maintained for such purpose in Toronto, Ontario, initially the Corporate Trust Office of the Paying Agent, located at 1 York Street, 6th Floor, Toronto, Ontario, in CAD.

For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated. The foregoing sentence is for purposes of disclosure under the Interest Act (Canada) only and not for any other purpose and shall not otherwise affect the terms of the Securities of this series.

Payments of principal of, premium or Redemption Price, if any, and interest in respect of this Security shall be made by wire transfer of immediately available funds in CAD. If CAD is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Securities shall be made in U.S. Dollars until CAD is again available to the Company or so used. In such circumstances, the amount payable on any date in CAD shall be converted into U.S. Dollars on the basis of the then most recently available market exchange rate for CAD, as determined by the Company in its sole discretion. Any payment in respect of the Securities so made in U.S. Dollars shall not constitute an event of default under the Indenture (as defined below). Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Each Security of this series is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 8, 2011 (herein called the “Base Indenture”), among the Company, Prologis, Inc. (herein called the “Parent Guarantor,” which term includes any successor under the Indenture) and U.S. Bank Trust Company, as successor in interest to U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), as amended by the fifth supplemental indenture, dated as of August 15, 2013, and as further amended by the ninth supplemental indenture, dated as of November 3, 2022 (together with the Base Indenture, the “Indenture”), among the Company, the Parent Guarantor and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Parent Guarantor, the Trustee, the Paying Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the first page hereof, initially limited in aggregate principal amount to C$[●], subject to the Company’s right to increase the aggregate principal amount of such series from time to time.

At any time prior to the Par Call Date, the Securities of this series may be redeemed in whole at any time or in part from time to time at the option of the Company at a Redemption Price calculated by the Company and equal to the greater of

(1)       the Canada Yield Price, and

(2)       100% of the principal amount of such Securities to be redeemed,

plus, in either case, accrued and unpaid interest, if any, to, but not including, the Redemption Date.

In addition, on or after the Par Call Date, the Securities of this series may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, to, but not including the Redemption Date.

The following definitions apply with respect to the Redemption Price:

“Par Call Date” means [●], [●].

“Canada Yield Price” means, in respect of any Securities being redeemed, the price, in respect of the principal amount of the Securities, calculated by the Company as of the third Business Day prior to the Redemption Date of such Securities, equal to the sum of the present values of the remaining scheduled payments of interest (not including any portion of the payments of interest accrued as of the date of redemption) and principal on the Securities to be redeemed from the Redemption Date to the Par Call Date using as a discount rate the sum of the Government of Canada Yield on such business day plus 51 basis points.

“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two investment dealers in Canada selected by the Company, assuming semi-annual compounding and calculated in accordance with generally accepted financial practice, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity that most closely approximates the remaining term to the Par Call Date.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of redemption will be mailed at least 10 but not more than 60 days before the redemption date to the Holder of record of the Securities of this series to be redeemed at its registered address.

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided for herein, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

All payments of principal and interest with respect to the Securities will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction is required, the Company will, subject to certain exceptions and limitations set forth below, pay to the Holder of this Security that is beneficially owned by a United States Alien (as defined below), as additional interest, such amounts (“Additional Amounts”) as may be necessary in order that every net payment on this Security (including payment of the principal of and interest on such Security) by the Company or a Paying Agent, after deduction or withholding for or on account of any Tax imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in this Security to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

a.   any Tax that would not have been so imposed but for:

•         the existence of any present or former connection between such Holder or beneficial owner of this Security (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or

•         such Holder’s or beneficial owner’s past or present status, as applicable (under prior or current law), as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, passive foreign investment company or controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

b.   any estate, inheritance, gift, excise, sales, transfer, wealth, capital gains or personal property Tax or any similar Tax;

c.   any Tax that would not have been imposed but for the presentation by the Holder of this Security for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

d.   any Tax that is payable otherwise than by withholding or deduction from a payment on this Security;

e.   any Tax required to be withheld by any Paying Agent from a payment on this Security, if such payment could be made without such withholding by any other Paying Agent;

f.    any Tax that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Security or any intermediary of such Holder or beneficial owner if such compliance is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to relief or exemption from such Tax (including, for the avoidance of doubt, any backup withholding Tax imposed pursuant to Section 3406 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (or any amended or successor provision));

g.   any Tax imposed on a Holder or beneficial owner that actually or constructively owns 10 percent or more of the combined voting power of all classes of the Company’s stock or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

h.   any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall Additional Amounts be paid with respect to a payment on this Security to a Holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the Holder of this Security.

Notwithstanding anything to the contrary in the preceding paragraph, the Company, the Trustee and any person making payments on behalf of the Company shall be entitled to deduct and withhold as required, and shall not be required to pay any Additional Amounts with respect to any withholding or deduction imposed on or in respect of this Security, pursuant to Sections 1471 through 1474 of the Code and applicable U.S. Treasury Regulations issued thereunder (commonly referred to as “FATCA”) (or any amended or successor provisions), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between the Company or any other person and the United States or any jurisdiction implementing FATCA, or any law implementing an intergovernmental approach to FATCA.

A “United States Alien” means any person that, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (including of any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after October 27, 2022, the Company becomes or will become obligated to pay Additional Amounts on this Security or (b) any act is taken by a taxing authority of the United States (including of any political subdivision or taxing authority thereof or therein) on or after October 27, 2022, whether or not such act is taken with respect to the Company or any affiliate of the Company, that results in a substantial likelihood that the Company will or may be required to pay Additional Amounts on this Security, then, the Company may, at its option, redeem this Security, as a whole but not in part, on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount hereof, together with interest, accrued thereon (and Additional Amounts, if any) to the date fixed for redemption; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under this Security or any action that would entail a material cost to the Company. No redemption will be made unless (i) the Company shall have received an opinion of independent counsel to the effect that the circumstances described in either of the above clauses (a) or (b) exist and (ii) the Company shall have delivered to the Trustee an Officers’ Certificate, stating that based on such opinion the Company is entitled to redeem this Security pursuant to its terms. If the Company redeems this Security under the circumstances described in this paragraph, then, notwithstanding any provision to the contrary set forth above in this paragraph, installments of interest on this Security that are due and payable on any Interest Payment Date falling on or prior to the Redemption Date for this Security will be payable to the registered Holder of this Security (or one or more predecessor securities) of record at the close of business on the relevant record date, all as provided in the Indenture. Unless the Company defaults in the payment of the redemption price, interest on this Security called for redemption will cease to accrue on the Redemption Date.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal amount, and premium or Redemption Price, if any, on all of the Securities of this series at the time Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, unless the principal of all of the Securities of this series at the time Outstanding shall already have become due and payable, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium or Redemption Price, if applicable, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Registrar, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, premium or Redemption Price, if applicable, on, and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of C$2,000 and any integral multiple of C$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and any agent of the Company, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

[Except as provided in Article Sixteen of the Indenture,] no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities of this series, and reliance may be placed only on the other identification numbers printed hereon.

[This space intentionally left blank.]

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or an authenticating agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS, L.P.
By: Prologis, Inc., its sole general partner

By:
Name:
Title:

Attest

By:
Name:
Title:

Dated: [ ], 20[ ]

CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:	BNY TRUST COMPANY OF CANADA, as Authenticating Agent

By:
Authorized Officer

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address including Zip Code of Assignee)

the within-mentioned Security of Prologis, L.P. and                         hereby does irrevocably constitute and appoint Attorney to transfer said Security on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within-mentioned Security in every particular, without alteration or enlargement or any change whatever.

GUARANTEE

[INCLUDE FOR GUARANTEED CAD NOTES ONLY]

FOR VALUE RECEIVED, the undersigned hereby, jointly and severally with any other Guarantors, unconditionally guarantees to the Holder of the accompanying [     ]% Note due[] (the “CAD Note”) issued by Prologis, L.P. (the “Company”) under an Indenture, dated as of June 8, 2011 (together with the Fifth Supplemental Indenture thereto and the Ninth Supplemental Indenture thereto, the “Indenture”) among the Company, Prologis, Inc., as parent guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee thereunder (the “Trustee”), (a) the full and prompt payment of the principal of and premium or Redemption Price, if any, on such CAD Note when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, by redemption or otherwise, and (b) the full and prompt payment of the interest on such CAD Note when and as the same shall become due and payable, according to the terms of such CAD Note and of the Indenture. In case of the failure of the Company punctually to pay any such principal, premium or interest, the undersigned hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by redemption or otherwise, and as if such payment were made by the Company.

The undersigned hereby agrees, jointly and severally with any other Guarantors, that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional, and shall not be affected, modified or impaired by the following: (a) the failure to give notice to the Guarantors of the occurrence of an Event of Default under the Indenture; (b) the waiver, surrender, compromise, settlement, release or termination of the payment, performance or observance by the Company or the Guarantors of any or all of the obligations, covenants or agreements of either of them contained in the Indenture or the CAD Note; (c) the acceleration, extension or any other changes in the time for payment of any principal of or interest or any premium on the CAD Note or for any other payment under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or the CAD Note; (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the CAD Note; (e) the taking or the omission of any of the actions referred to in the Indenture and in any of the actions under the CAD Note; (f) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other action or acts on the part of the Trustee or any of the Holders from time to time of the CAD Note; (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantors or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Guarantee in any such proceeding; (h) to the extent permitted by law, the release or discharge by operation of law of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (i) to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture; (j) the default or failure of the Company or the Trustee fully to perform any of its obligations set forth in the Indenture or the CAD Note; (k) the invalidity, irregularity or unenforceability of the Indenture or the CAD Note or any part of any thereof; (l) any judicial or governmental action affecting the Company or the CAD Note or consent or indulgence granted to the Company by the Holders or by the Trustee; or (m) the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, sale, lease or conveyance of all or substantially all of its assets, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Notice or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in such CAD Note and in this Guarantee.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the undersigned, which is absolute and unconditional, of the full and prompt payment of the principal of and premium, if any, and interest on the CAD Note.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the CAD Note shall have been executed by the Trustee under the Indenture referred to above by the manual signature of one of its authorized officers. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to the CAD Note.

An Event of Default under the Indenture or the CAD Note shall constitute an event of default under this Guarantee, and shall entitle the Holders of the CAD Note to accelerate the obligations of the undersigned hereunder in the same manner and to the same extent as the obligations of the Company.

Notwithstanding any other provision of this Guarantee to the contrary, the undersigned hereby waives any claims or other rights which it may now have or hereafter acquire against the Company that arise from the existence or performance of its obligations under this Guarantee (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. Guarantor hereby agrees not to exercise any rights which may be acquired by way of contribution under this Guarantee or any other agreement, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such contribution rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the undersigned on account of the Guarantor’s Conditional Rights and either (i) such amount is paid to such undersigned party at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to such undersigned party, any payment made by the Company to a Holder that is at any time determined to be a Preferential Payment (as defined below), then such amount paid to the undersigned shall be held in trust for the benefit of Holder and shall forthwith be paid to such Holder to be credited and applied upon the indebtedness, whether matured or unmatured. Any such payment is herein referred to as a “Preferential Payment” to the extent the Company makes any payment to Holder in connection with the CAD Note, and any or all of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise.

To the extent that any of the provisions of the immediately preceding paragraph shall not be enforceable, the undersigned agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to a Holder may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Holders’ right to full payment and performance of the indebtedness and the undersigned shall not enforce any of Guarantor’s Conditional Rights until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by the Company or the undersigned to Holders may be determined to be a Preferential Payment.

The obligations of the undersigned to the Holders of the CAD Note and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Sixteen of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

Capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed.

Dated: [             ], 20[   ]

PROLOGIS, INC.

By:
Name:
Title:

A-15